UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2021

PLAYTIKA HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39896	81-3634591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Playtika Ltd.
HaChoshlim St 8
Herzliya Pituarch, Israel 4672408
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 972-73-316-3251

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class So Registered	Trading Symbol	Name of Each Exchange on which Registered
Common stock, par value $0.01 per share	PLTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Playtika Holding Corp. (“Playtika”) was held on June 9, 2021.

All of the nominees for director listed in Proposal 1 in Playtika’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 28, 2021 (the “Proxy Statement”), were elected to serve on Playtika’s board of directors by the following vote:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert Antokol	262,416,848.69	2,667,089	5,802,999
Marc Beilinson	260,509,658.69	4,574,279	5,802,999
Tian Lin	235,789,146.66	29,294,791.03	5,802,999
Wei Liu	240,464,467.66	24,619,470.03	5,802,999
Bing Yuan	256,983,271.66	8,100,666.03	5,802,999

Proposal 2 in the Proxy Statement, a proposal to ratify the selection of Kost Forer Gabbay & Kasierer as Playtika’s independent registered public accounting firm for the year ending December 31, 2021, was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
270,438,304.53	412,406.16	36,226	0

Proposal 3 in the Proxy Statement, a proposal to approve, on an advisory (non-binding) basis, the compensation of Playtika’s named executive officers as described in the Proxy Statement, was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
220,209,375.39	44,869,260.30	5,302	5,802,999

Proposal 4 in the Proxy Statement, a proposal to determine, on an advisory (non-binding) basis, the frequency of future stockholder advisory votes regarding the compensation of Playtika’s named executive officers, was approved to be held every one year by the following vote:

Votes Cast For One Year	Votes Cast For Two Years	Votes Cast For Three Years	Abstentions	Broker Non-Votes
265,050,548.59	10,194	15,601	7,594.10	5,802,999

Item 7.01.	Regulation FD Disclosure.

On June 14, 2021, Yuzhu Shi and certain of his affiliates, who collectively control, directly or indirectly, shares of common stock representing 60.2 % of the total voting power of Playtika Holding Corporation (“Playtika”) as of the date hereof, announced the entry into an agreement (the “Agreement”), pursuant to which, if consummated, one of Yuzhu Shi’s affiliates, Giant Network Group Co. Ltd. (“Giant”), a publicly traded company on the Shenzhen Stock Exchange (the “SSE”), would be transferred beneficial ownership of certain shares of Playtika common stock currently owned by Mr. Shi and his affiliates, the result of which would be that Giant would control the voting power of the shares of Playtika common stock representing 60.2% of the shares of common stock of Playtika currently controlled by Mr. Shi and his affiliates (the “Reorganization”). The Reorganization would permit Giant to consolidate Playtika for Giant’s financial statements. The Agreement is subject to the approval of Giant’s stockholders, which is expected to occur on June 30, 2021. If the Agreement is approved by Giant’s stockholders, the parties to the Agreement will mutually determine the closing date of the Reorganization, which is expected to occur during the fourth quarter of 2021.

Giant has informed Playtika that Giant is subject to certain regulatory requirements pursuant to the SSE and requirements under Giant’s organizational documents, which include requiring board of directors and stockholder approval prior to the consummation of certain extraordinary transactions. If the Reorganization closes, and Giant consolidates Playtika for its financial statements, Giant has informed Playtika that Giant would be required to obtain the approval of its board of directors for substantially all potential acquisitions by it or its consolidated subsidiaries, including acquisitions by Playtika. In addition, Giant has informed Playtika that the approval by Giant’s stockholders would also be required for any acquisition by it or its consolidated subsidiaries, including acquisitions by Playtika, if the cumulative total purchase price (including any debt assumed and transaction expenses) of all acquisitions or the cumulative total assets of such proposed acquisitions during the previous twelve months is greater than 30% of the total assets of Giant, on a consolidated basis, based on Giant’s most recent full year audited financial statements. Under those requirements, based on the most recent full year audited financial statements provided by Giant, assuming the Reorganization is completed, Giant has informed Playtika that Giant would be required to obtain approval from its stockholders prior to acquisitions, including those by Playtika, with total assets or total combined proposed purchase price of over approximately $507 million during any twelve month period. All acquisitions that are approved by Giant’s stockholders would not be included in the above calculation for determining whether the threshold for the prior twelve months has been met. Giant expects the total asset threshold to substantially increase upon completion of its 2021 consolidated audited financial statements.

In addition to the cumulative test described above, assuming the Reorganization is completed, Giant has informed Playtika that approval of Giant’s stockholders would also be required for any individual proposed acquisition, including an acquisition by Playtika, if (i) (a) the net assets of the acquired company as of the end of their most recent fiscal year or (b) the purchase price (including any debt assumed and transaction expenses), in each case, would be greater than 50% of Giant’s net assets on a consolidated basis (currently estimated to be approximately $740 million), (ii) the revenue of the acquired company for their most recent fiscal year would be greater than 50% of Giant’s consolidated revenue (currently estimated to be approximately $170 million), or (iii) the net income of the acquired company for their most recent fiscal year would be greater than 50% of Giant’s net income on a consolidated basis (currently estimated to be approximately $80 million), each based on the last day of or the full year financial statements, as applicable, of Giant’s most recent full year audited financial statements.

Giant has also informed us that, assuming the Reorganization is completed, substantially all derivatives transactions (such as hedging or swap related transactions) and other extraordinary transactions undertaken by Playtika will need to be approved by Giant’s board of directors.

While Playtika is not subject to the approval requirements discussed above, as we have previously disclosed, Mr. Shi currently controls shares of common stock representing over a majority of Playtika’s voting power and, pursuant to the terms of Playtika’s organizational documents and subject to applicable law, the ability to appoint all of the members of our board of directors, which in turn controls all matters affecting us, including, among other things, any determinations with respect to Playtika’s acquisitions. Giant has informed Playtika that Mr. Shi currently controls approximately 37.5% of the voting power of the outstanding capital stock of Giant, and employees of Giant currently control approximately 11.9% of the voting power of the outstanding capital stock of Giant. Giant has also informed Playtika that Giant’s stockholders must approve such acquisitions by a majority of the votes cast by its stockholders, other than an approval required under the total assets threshold, which requires approval by a two-thirds vote of the votes cast of Giant’s stockholders. Giant has informed us that stockholder meetings may be called upon 15 days prior notice. For the foregoing reasons, if the Reorganization is completed, the Reorganization may adversely impact Playtika’s ability to consummate acquisitions or other financial transactions that would require Giant to obtain the approval of Giant’s board of directors and, if necessary, its stockholders in a timely matter, or at all. For more information regarding the risks related to our controlling stockholders, refer to the section entitled “Risk Factors” in Playtika’s Annual Report on Form 10-K.

The foregoing information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of Playtika’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYTIKA HOLDING CORP.

Date: June 14, 2021	By: /s/ Craig Abrahams
Craig Abrahams
President and Chief Financial Officer